Exhibit 99.1

Non-Deal Roadshow Investor Presentation April 22, 2019

Safe Harbor Certain statements in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding impacts to our lease with Windstream Holdings, Inc. (together with its subsidiaries “Windstream”) as a result of its pending bankruptcy, our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, additional lease-up of our fiber assets, potential M&A activity, the closings and anticipated benefits of the Bluebird transactions and the disposition of our Latin American tower operations and our 2019 financial outlook. Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which, following a finding that it is in default of certain of its debt, on February 25, 2019, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to reject the Master Lease or be unable or unwilling to perform its obligations under the Master Lease; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC. Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based. This presentation may contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein. IMPORTANT DISCLAIMER ABOUT UNITI’S OUTLOOK Information with respect to Uniti’s outlook for 2019 is the outlook provided in its earnings results on March 20, 2019. Uniti has not updated this outlook, and any information about such outlook only reflects the outlook provided on March 20, 2019, and should not be viewed as a confirmation or update of this outlook. Uniti generally only updates its outlook in connection with earnings releases. 1

Uniti is a Unique Way to Invest in Communications Infrastructure  Differentiated Fiber Centric Investment Strategy Focused on Tier II and Tier III Markets Diversified Business Platforms Across All Asset Classes Multiple Proprietary Private Letter Rulings Enhance Unique REIT Advantages Only Fiber Focused Diversified Communications REIT    Wireless Carrier Multi-Year Investment Cycle Required for 5G Network Densification Evolving Technologies, Architectures, and New Use Cases Require Deep Dense Fiber Capitalizing on Strong Demand for Communications Infrastructure   Transaction Structures include Entity Level M&A; Sale-Leaseback, OpCo-PropCo, JV’s, and CapEx Funding UpREIT OP Units as Acquisition Currency Provide Valuable Tax Deferral and Timing Benefits to Sellers Innovative Transaction Structures with Tax-advantaged & Tailored Solutions    $2 Billion of Capital Deployed Since Spin in April 2015 Executed Numerous Transactions – Fiber and Tower Acquisitions, Sale-Leasebacks, and Dark Fiber IRU’s Entered into First OpCo/PropCo Structure with Macquarie Infrastructure Partners Proven Track Record of Value Creating M&A   Over 90% of Revenue Remaining Under Contract has Little to No Associated Churn Nearly $10 Billion of Consolidated Revenue Under Contract; Increase of Over 45% from Prior Year, Excluding Windstream Lease Realizing Significant Value From Providing Full Suite of Services  2

Uniti Investment Strategy Investment Criteria Value Creation Strategy Mission Critical Communication Infrastructure Source & Proprieta Acquisition Opportunities Strategic Alignment Across Verticals Execute Value Accretive Transactions Opportunity to Enhance Revenue Growth Scale Business Segments & Increase Diversification Realizable Near-Term Opex and Capex Savings Drive Integration / Synergy Realization Attractive Customer Base / Lease Tenant Strong Customer Relationships Accelerate Revenue Growth and Margin Expansion Retain Top Talent and Best Practices Ability to Leverage REIT / UpREIT Structure Proprietary M&A & Innovative Deal Structure Attractive Risk Adjusted Returns A Proven Process for Evaluating and Executing Value Creating Transactions 3 Driving Strong Stockholder Returns

Uniti’s Focus  Solid Operational Performance in Each of Our Business Segments  Continued Uninterrupted Investments to Support Our Organic Business Growth Smaller, Accretive M&A and  Working Through the Challenges Following Windstream Bankruptcy Filing • Received Limited Waiver and Amendment Under Uniti’s Credit Agreement  Expect Windstream Will Successfully Navigate the Reorganization Process  Open to Pursuing Mutually Beneficial Outcomes with Windstream Focused on the Interests of Our Stockholders, Employees, Customers, and Other Partners 4

Windstream Master Lease Agreement  Uniti’s Master Lease Agreement with Windstream Remains in Full Effect  Our Fundamental View of the Lease is Unchanged  Windstream Has Stated its Intent to Continue Operations in the Ordinary Course  Windstream Remains Current on Lease Payments • April Lease Payment was Paid in Full and On Time  Lease Must be Assumed or Rejected in Whole During Bankruptcy Proceedings by June 25, 2019, Subject to Potential Extensions Through September 23, 2019  Absent Uniti’s Consent, Assumption Requires Full Compliance with the Lease Terms, Including Rent Payments  FCC Issued Multiple Statements Regarding Importance of Windstream’s Continued Customer Service Access to Uniti’s Network Under the Lease is Critical to Windstream’s Operations 5

Fiber is The New Mission Critical Asset

Rapid Expansion in Wireless Data…

Key Network Growth Drivers

- Mobile Video
- Internet of Things (IoT)
- Machine-to-Machine (M2M)
- Autonomous Vehicles
- Big Data
- Smart Cities

NA Mobile Internet Traffic
(PBs of Traffic per Month)


34% CAGR
1,804
5,846
2018E
2022E

…Will Require Significant Investment…

- Carriers Continue to Densify Networks
- Wireless Operators Preparing for 5G Deployment
- FirstNet Network Expected To Depend On Small Cell Sites

U.S. Macro Sites and DAS/Small Cell Sites Forecast
(Cell Sites in 000s)


188
129
194
192
200
268
207
362
213
470
217
554
2018E
2019E
2020E
2021E
2022E
2023E
Macro Cell
DAS / Small Cell

…Supported By Large-Scale and Dense Fiber Networks

- **Future Devices Will Demand Ultra Low-Latency and Uninterrupted Coverage**
- **Fiber Infrastructure Is Critical to Future Wireless Networks**
  - Existing Fiber Networks Generally not Sufficient to Satisfy Growing Demand
- **Deep, Dense Fiber and Small Cells Will Be Critical to New Ecosystem**
  - FCC is Supportive of Small Cell Deployment Expansion

Wireless Networks of Today



Wireless Networks of Tomorrow



Benefiting From Multi-Year Carrier Investment Cycle

Uniti

Source: ATLANTIC-ACM, Cisco Visual Networking Index, S&P Global Market Intelligence and FirstNet

6

Uniti's Profile Has Rapidly Evolved

	Spin – April 2015[1]	Today[2]
Scale	Annual Revenue ~ $700M; Adjusted EBITDA > $650M	Annual Revenue[3] ~ $1.1B (+55%); Adjusted EBITDA[3] ~ $823M (+27%)
Diversification	Revenue Mix (see chart below)	Revenue Mix[3] [4] (see chart below); Capital Deployed ~ $2.0B
Customers	windstream communications	windstream communications; Major Wireless Carriers; Departments of Transportation; National Cable MSOs; E-Rate; Major Wireline Carriers
Operations	Customers[5] 1; Strand Miles 3.5M	Customers[5] ~ 18,200; Strand Miles 5.8M

Revenue Mix (Spin – April 2015)



Other
2%
98%
Windstream

Revenue Mix[3] [4] (Today)



64%
36%
Windstream

(1) Information as of April 30, 2015.
(2) Capital Deployed, Customers and Strand Miles are as of January 1, 2019 and give effect for the Bluebird transaction, which is assumed to have occurred on January 1, 2019.
(3) Annual Revenue, Adjusted EBITDA and Revenue Mix are based on the mid-point of 2019 Outlook range provided in the Company's Earnings Release dated March 20, 2019, and includes the Bluebird transaction and the sale of Unit Fiber's Midwest operations, which are both expected to close by the end of 3Q19, the M² transaction, which closed on March 25, 2019, and the sale of the LATAM tower portfolio, which closed on April 2, 2019. 2019 Outlook also assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time and in accordance with the Master Lease's general terms.
(4) Excludes amortized revenues from tenant capital improvements.
(5) Customers represent Customer Connections, both fiber and microwave, and exclude Connections related to Talk America.

Uniti

7

Towers and Fiber – Highly Attractive Models ~ 50 Year Shared Infrastructure with Similar Attractive Economics Note: Statistics are indicative of current market characteristics. Uniti Group’s arrangements could differ materially from those stated. (1) (2) (3) (4) Based on estimated original useful economic life of towers and fiber. Illustrative of representative transactions, including U.S. for towers. Revenues Under Contract are as of January 1, 2019 and give effect for the Bluebird transaction, which is assumed to have occurred on January 1, 2019. Contracts are subject to termination under certain conditions and/or may not be renewed. Actual Revenues Under Contract could vary materially. 8 Useful Economic Life(1) ~ 50 Year ~ 50 Year Initial Term(2)10 – 20 Years 15 – 20 Years 5 – 10 Years Initial Yields(2)5% – 7% 7% – 10%+ 5% – 10%+ Lease-up Potential48-288 Fiber Strands per Cable Unused Fiber Strands under Shared Infrastructure Agreements Generally limited to 3-4 Tenants Per Tower Expected Customer ChurnVery Low Very Low Very Low Average Remaining19.1 Years Contract Term(3) 12.0 Years 5.8 Years Revenues under Contract(3)$0.5B $8.4B $0.1B Uniti Leasing Uniti Fiber - Dark Fiber Uniti Towers

Uniti Strategic Asset Portfolio Business Units Assets ~ 100% 70% - 95% 80% - 90% 85% - 100% 90% - 100% Gross Margin % Significant Leasable Capacity with Attractive Incremental Yields (1) (2) (3) (4) Uniti Leasing fiber strand miles give effect for the Bluebird transaction as if it had closed on January 1, 2019. Represents unique small cell nodes and unique backhaul tower connections that are in-service and part of Uniti Fiber’s backlog. Utilization rate provided by tenants without verification and investors should not place undue reliance on the utilization rate. Incremental yield is calculated as annual gross margin divided by incremental net capex. 9 Units Owned4302,700(2) 6,050(2) 1,700,0004,100,000 Utilization Rate(3) 25%16%28%24%23% Incremental Incremental Yield(4) ~ 100%10% - 40%15% - 45%30% - 100%~ 100% Fiber Strand Miles(1) Fiber Strand Miles Macro Towers Backhaul Tower Connections Small Cell Nodes Uniti Leasing Uniti Fiber Uniti Towers

Combined Network Footprint Fiber Owner in 22 of the Top 30 Markets(2) Top 5 Competitive (1)Combined fiber strand and fiber route miles in service give effect for the Bluebird transaction as if it had closed on January 1, 2019. (2)Based on data from Cowen Equity Research. 10 Combined Fiber Strand Miles in Service(1):5,800,000 Combined Fiber Route Miles in Service(1):118,000

Uniti Fiber Overview

Uniti Fiber

Annual Revenue[1]: $337 Million

Annual Adjusted EBITDA[1][2]: $128 Million

Fiber Strand Miles: 1.7 Million

Capital Deployed[3]: ~ $1.6 Billion



- **Leverage DFTT Backhaul and Small Cell Awards to Grow Metro Fiber Footprint with Deep, Dense and High Strand Count Fiber that can be Monetized for New Customers and Applications**
- **14 Large DFTT and Small Cell Projects Currently Under Construction with National Wireless Carriers as Anchor Tenant**
- **Upon Completion, these Projects Will Add ~$20 Million of Annualized Incremental Revenue and ~100,000 Fiber Strand Miles**
- **Majority of Projects Expected to be Complete by End of 2019, with Remaining Projects Completed by 2020**
- **Anchor Yields Typically Range from 5% - 7% Over 20 Year Terms**
- **Expect Lease-up Sales to Accelerate as Construction is Completed in Each Market**

DFTT Provides the Foundation for Future Growth Potential to Achieve Lease-up Yields > 15%

Uniti

Note: All information is as of December 31, 2018, unless otherwise noted.

(1) Based on the mid-point of 2019 Outlook range provided in the Company's Earnings Release dated March 20, 2019. 2019 Outlook includes the sale of Unit Fiber's Midwest operations, which is expected to close by the end of 3Q19, and the M² transaction, which closed on March 25, 2019.

(2) See Appendix for a reconciliation of non-GAAP metrics to the most closely comparable GAAP metric.

(3) Capital deployed represents aggregate purchase price of acquired entities.

11

Uniti Fiber at a Glance Dark Fiber & Small Cells 5% Dark Fiber & Small Cells 47% E-Rate & Gov’t 28% E-Rate & Gov’t 28% Wireless Carriers 48% Customer Revenues (1) Lit Backhaul 43% Revenues Under Contract (2) t Product B Revenues (1) Ent & Whs 22% Ent & Whs 22% Ent & Whs 14% E-Rate & Gov’t 7% Other 2% Other 2% Financial Data(1) Operating Metrics Customer Connections(2) (3) $ in Millions 4Q18 LQA ~ 18,200 LQA Revenue $304 Revenues Under Contract(2) ~ $1.4 billion LQA Adjusted EBITDA $138 Employees(2) ~ 600 Maintenance Capex to Revenues(4) LQA Adjusted EBITDA Margin 46% ~ 2% Diversified Customers and Products Maximize Lease-Up Potential (1) (2) (3) (4) Based on fourth quarter 2018 results. Excludes ITS. See Appendix for a reconciliation of non-GAAP metrics to the most closely comparable GAAP metric. As of December 31, 2018. Revenues under contract are subject to termination under certain conditions and/or may not be renewed. Actual revenue under contract could vary materially. Customer Connections are the sum of billing units for LIT circuits, dark fiber segments and small cell sites. Based on management’s estimate. 12

Uniti Fiber Revenues Under Contract 4Q18 Revenue Under Contract Remaining Contract Life ($ in Millions) $1,358 $1,400 $ in Millions) Wireless $1,200 $1,042 M $1,000 $918 Wholesale/ Enterprise $800 $179 M $600 E-Rate and Government $137 M $400 $200 Total $1,358 M $0 Installed Base Backlog Total Installed Base Backlog Lit Backhaul Wholesale/Enterprise Dark Fiber & Small Cells E-Rate and Government Significant Backlog will Drive Revenue Growth 13 $440 ( 4.7 years 14.0 years 2.0 years 6.9 years 1.8 years 3.7 years 3.5 years 13.3 years

Uniti Leasing Overview

Uniti Leasing

Annual Revenue[1]: $722 Million

Annual Adjusted EBITDA[1][2]: $716 Million

Fiber Strand Miles: 4.1 Million

Capital Deployed[3]: ~ $8.3 Billion



- **Proprietary Strategy to Acquire and Lease Shared Infrastructure Fiber Assets**
- **Target National and Regional Carriers' Fiber Assets in U.S.**
  - Monetization of Whole or Partial Network Assets
  - Attractive Economics: High Margin, No Working Capital or Capex Requirements, Escalators, and Lease-Up Potential
- **Target Leasing Fiber to Carriers and Private Equity Sponsored OpCos**
  - Low Cost Alternative to Enter New Markets or Increase Capacity of Existing Markets
  - Exclusive or Non-Exclusive Use Lease Arrangements
  - OpCo-PropCo Structures to Facilitate Sponsor M&A
- **Creative Multi-Element Transaction Structures to Maximize Value Potential**
  - Sale-Leasebacks
  - Bulk Purchases of Fibers Re-Leased to Third Parties via Dark Fiber IRUs
  - Fiber Marketing Agreements

Announced Sale Lease-Backs Represent Over $45 Million of Incremental Annual Revenue

Note: All information is as of December 31, 2018, unless otherwise noted, and gives effect for the Bluebird transaction, which is assumed to have occurred on January 1, 2019.

(1) Based on the mid-point of 2019 Outlook range provided in the Company's Earnings Release dated March 20, 2019. Includes the Bluebird transaction, which is expected to close by end of 3Q19. 2019 Outlook also assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time and in accordance with the Master Lease's general terms.

(2) See Appendix for a reconciliation of non-GAAP metrics to the most closely comparable GAAP metric.

(3) Represents purchase price of TPx, CableSouth, and Bluebird, purchase price for fiber acquisition from CenturyLink and Enterprise Value at time of spin-off from Windstream. See Appendix for explanation of Enterprise Value calculation.

Uniti

14

Bluebird Network Transaction Overview  Uniti in a Strategic Relationship with Macquarie(1) to Acquire Bluebird and Combine with Uniti Fiber’s Midwest Operations in an OpCo/PropCo Structure • Uniti Acquires and Leases Bluebird Fiber Network to Macquarie • Macquarie Acquires Bluebird Operations • Macquarie Acquires Uniti Fiber’s Midwest Operations • Uniti Retains Ownership and Leases its Existing Midwest Network to Macquarie    Triple Net Master Lease at Initial Cash Yield of 9.6%(2) and $20.3 Million of Annual Cash Rent Transactions Expected to Close Before End of 3Q19 Transactions Subject to Regulatory and Other Customary Closing Conditions First Strategic OpCo/PropCo Relationship with Leading Infrastructure Firm (1) An affiliate of Macquarie Infrastructure and Real Assets, Inc. Macquarie acquiring Bluebird and Uniti Fiber Midwest operations through controlled entities. (2) Cash yield represents first year cash rent payments divided by Uniti cash investment. 15

Bluebird Network Transaction Rationale  Strategic Relationship with Macquarie – Highly Reputable and Successful Manager Infrastructure Asset  Replicable Deal Structure with Macquarie and Other Operating Partners  Attractive Economics with Multiple Future Growth Drivers • Rent Includes Variable Revenue Share Component Linked to OpCo’s Growth • Future CapEx Funding Potential as Bluebird Expands Network  Optimizes Value of Uniti’s Fiber Operations Outside of Core Southeast Footprint  Quality of Bluebird’s Management, Operations, and Fiber Network  Synergies Between Bluebird and Uniti Midwest Operations Framework for Future OpCo/PropCo Structured Transactions 16

Uniti Leasing Sales Pipeline(1) ($ in millions) Cable/Content Providers 6% Other 1% <$10 21% Domest Carrier 14% >$10 and <$25 8% Total Contract Value Intl. Carriers 65% Customer Type Regional Carriers 14% >$25 71% Well Diversified Sales Pipeline Within First Year of Development (1) Reflects transactions we are actively pursuing as of March 31, 2019. We have not signed an agreement and are not otherwise committed to consummating any of these transactions and there can be no assurances that any of these transactions will be completed. 17

Summary of Uniti Leasing Transactions (1) Dark Fiber Lease-Up on Current Portfolio Lease of Acquired and Existing Fiber Assets Sale Lease-Back Positive Momentum on Lease-Up of Network (1) (2) (3) (4) (5) Bluebird transaction is expected to close by the end of 3Q19. Amount presented in addition to all expenses commonly paid by tenants under triple-net leases. Calculated as initial cash lease payment divided by Uniti’s net cash investment in the fiber assets. TPx, CableSouth, and Bluebird yields represent initial investment cash yield. National MSO yield represents the incremental cash yield on non-anchor tenant lease-up. TPx, CableSouth, and Bluebird leased fiber represent the fiber that was leased to each company. CenturyLink leased fiber represents the fiber that was leased to the initial anchor tenant. National MSO leased fiber represents the fiber from our current portfolio that was leased to the National MSO. Represents acquired fiber that Uniti has exclusive use of. 18 Transaction Type Sale Lease-Back Acquisition of Fiber Portfolio / Leasing to Third Parties Initial Term15 Years 25 Years 20 Years 20 Years 20 Years Initial Cash Lease Payment(2)$8.8 Million ~ $2 Million $2.9 Million ~ $5 Million ~ $20.3 Million Yield(3)9.3% <1 Year Payback 9.3% ~ 100% 9.6% Leased Fiber Strand Miles(4)38,000 30,000 34,000 41,000 258,000 Uniti Exclusive Use Fiber Strand7,000 Miles(5) 270,000 9,000 - - National MSO

Comparisons(1) Uniti Leasing Transaction Revenue Share Component Windstream Master Lease Agreement In-Line with Recent Transactions (1) Transactions may not be comparable in all respects, and therefore caution should be maintained in making any conclusions from the presentation set forth above. For example, certain of the transactions involved only CLEC assets, while others involved both ILEC and CLEC assets, the transactions are of differing size and occurred at different times, and the average age of the networks differ. All of these factors could impact the value of the transactions and implied yield and multiples. Bluebird transaction is expected to close by the end of 3Q19. Amount presented in addition to all expenses commonly paid by tenants under triple-net leases. Calculated as initial cash lease payment divided by Uniti’s initial net cash investment in the fiber assets. Reflects initial investment, not current valuation thereof. Calculated as Uniti’s initial net cash investment in the fiber assets divided by the initial cash lease payment. Reflects initial investment, not current valuation thereof. Represents the fiber that was leased to each company. (2) (3) (4) (5) (6) 19 (2) Initial Term 15 Years 15 Years 20 Years 20 Years Initial Cash Lease Payment(3) $650 Million $8.8 Million $2.9 Million ~ $20.3 Million Yield(4) 8.1% 9.3% 9.3% 9.6% Exclusive Use of Fiber by Tenant Yes Partial Partial Yes Annual Escalator 0.5% 1.5% 2.0% Mix of Fixed and Variable Transaction Multiple(5) 12.3x 10.8x 10.8x 10.4x Leased Fiber Strand Miles(6) ~ 3,300,000 38,000 34,000 258,000

Uniti Towers Overview • • Focused on Building Towers in the U.S. Positioned As Alternative Tower Provider Offering Carriers “Next Gen” Real Estate Leases • Completed Construction of ~200 Towers in U.S. During 2018 • Capitalizing on Secular Tailwinds: • Expect Average Build of ~200 to 300 Towers in the U.S. Annually Over the Next 5 Years • Carrier Desire for Tower Vendor Diversity • FirstNet, Network Expansion Plans, 5G • Potential to Reach ~$50 Million in U.S. Tower Revenue by the End of 2023 • Bundled Services Between Uniti Towers and Uniti Fiber’s Customers and Products Niche Strategy to Complement Fiber Business Note: All information is as of December 31, 2018, unless otherwise noted. (1) (2) (3) (4) Based on the mid-point of 2019 Outlook range provided in the Company’s Earnings Release dated March 20, 2019. 2019 Outlook reflects the sale of the LATAM tower portfolio, which closed on April 2, 2019. See Appendix for a reconciliation of non-GAAP metrics to the most closely comparable GAAP metric. Tower cash flow defined as gross revenue from tenant leases less direct operating expenses. Capital deployed represents aggregate purchase price of acquired entities. 20 Annual Revenue(1): $15 Million Annual Adjusted EBITDA(1)(2): $1 Million Annual Tower Cash Flow(1)(3): $7 Million U.S. Owned Towers: 430 Capital Deployed(3): ~ $0.1 Billion

Sale of LATAM Towers Overview  Sale of LATAM Tower Portfolio for ~$100 Million(1) • ~37.5x 2018 Adjusted EBITDA(2) of ~$2.7 Million • ~500 Towers Across Mexico, Colombia and Nicaragua • Purchased by Phoenix Towers International  Realizes Significant Value for Our Stockholders • Economic Gain of ~$21 Million(3) • Represents Unlevered IRR of ~27% over 3 Year Timeframe(4)  Closed on April 2, 2019 Strengthens Uniti’s Focus on U.S. Tower Development (1) (2) (3) (4) Sale price subject to final adjustment. See Appendix for a reconciliation of Adjusted EBITDA to Net Income, the most closely comparable GAAP metric. Calculated as sale price of LATAM tower portfolio less capital invested into the business, including the acquisitions of NMS and Summit. On both a reported GAAP and tax basis, the gain on the sale was ~$24 million. Internal rate of return is based on the timing of pre-tax cash received from sale of the LATAM tower portfolio, and unlevered capital invested into the business, including the acquisitions of NMS and Summit, over a 3 year time period. 21

Current Capitalization Capitalization Debt Maturities ($ in Millions ) 12/31/2018 Term Loan B Revolver Secured Notes Unsecured Notes Capital Lease(1) Total Debt 2,066 640 550 1,710 55 ($ i n Mi l lions) $2,072 $ 5,021 Less: Cash Net Debt Preferred Equity Common Equity Market Capitalization Enterprise Value(3) (38) $ 4,983 86 2,227 $ 7,296 LQA Adj. EBITDA(2) 840 20 19 20 20 20 21 20 22 20 23 20 24 Net Debt / Enterprise Value Net Debt / LQA Adj. EBITDA Net Secured Debt / LQA Adj. EBITDA 68% 5.9x 3.9x Term Loan B Rev olver Secure d Notes Unse cure d Notes Capi ta l Leas e Expect Liquidity to Build Throughout 2019 Prior to Closing of Bluebird Transaction Note: Presented in accordance with Debt Agreements and not GAAP accounting standards. Amounts may not foot due to rounding. Amounts not adjusted for unamortized discount and debt or equity issuance costs. (1) (2) (3) Capital leases are related to IRUs. See Appendix for a reconciliation of Adjusted EBITDA to Net Income, the most closely comparable GAAP metric. See Appendix for explanation of Enterprise Value calculation. Market data as of April 12, 2019. 22 $645 $2,066 $1,666 $1,110 $607 $4 $640 $5 $600 $550  Total Liquidity of ~$148M as of 12/31/18  All Debt except Revolver is Fixed Rate or Swapped to Fixed Rate

Uniti Facts First Diversified Communication Infrastructure REIT Note: All information is as of December 31, 2018, unless otherwise noted. Market data as of April 12,2019. (1) (2) Lease revenues under the Master Lease with Windstream to be received over the remaining initial term of 15 years, the TPx, CableSouth, and National MSO dark fiber lease transactions, the fiber acquisition from CenturyLink, and the Bluebird transaction. Based on the mid-point of 2019 Outlook range provided in the Company’s Earnings Release dated March 20, 2019, and includes the Bluebird transaction and the sale of Unit Fiber’s Midwest operations, which are both expected to close by the end of 3Q19, the M2 transaction, which closed on March 25, 2019, and the sale of the LATAM tower portfolio, which closed on April 2, 2019. 2019 Outlook also assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time and in accordance with the Master Lease’s general terms. Net Debt or Net Secured Debt, as applicable, to Annualized Adjusted EBITDA (based on last quarter annualized). Contracts are subject to termination under certain conditions and/or may not be renewed, so actual revenue under contract could vary materially. Represents aggregate purchase price of acquired entities, TPx, CableSouth, and Bluebird transactions, and fiber acquisition from CenturyLink. Based on management’s estimate. (3) (4) (5) (6) 23 S&P 400 Mid-Cap Company ~ $7.3B Enterprise Value Contractual Net Lease Revenue(1) ~ $8.4B Revenue Under Contract Uniti Fiber ~ $1.4B Revenue Under Contract(4) Uniti Towers 430 U.S. Owned Towers Annual Revenue(2) ~ $1.1B Net Leverage(3) 5.9x Net Secured Leverage(3) 3.9x Near Term Debt Maturities 15% Fiber Strand Miles 5.8M Leasing Segment EBITDA Margin 99% Cumulative Investments(5) ~ $2.0B Annual Maintenance Capex(6) ~ $7M

Appendix

(1) Reconciliation of Uniti Fiber Non-GAAP Financial Measures $ in Millions Uniti Fiber 4Q18 Uniti 4Q18 LATAM Towers 2018 Net income $8.2 $14.7 ($1.1) Depreciation and amortization 26.4 109.4 4.7 Interest expense (income) (0.1) 82.2 - Income tax benefit (0.1) (0.2) (0.2) EBITDA $34.4 $206.1 $3.4 Stock-based compensation 0.4 2.0 - Transaction related costs & Other (0.2) 1.9 (0.8) Adjusted EBITDA $34.6 $210.0 $2.7 Annualized Adjusted EBITDA(2) $138.4 $840.0 - (1) Amounts may not foot due to rounding. (2) Annualized Adjusted EBITDA is defined as Adjusted EBITDA multiplied by 4. 25

Reconciliation of Uniti Non-GAAP Financial Measures[1]

$ in Millions

	2019 Outlook[2]					
	Leasing[2]	Uniti Fiber[2]	Uniti Towers[2]	CLEC[2]	Corporate[2]	Uniti[2]
Net (loss) income	$437	$16	$15	$1	($407)	$61
Depreciation and amortization	269	117	6	1	-	394
Interest expense (income)	-	(2)	(1)	-	377	374
Income tax expense (benefit)[3]	10	(4)	4	-	-	10
EBITDA	**$716**	**$127**	**$24**	**$2**	**($30)**	**$839**
Stock-based compensation	-	1	1	-	6	8
Transaction related costs & Other[4]	-	-	(24)	-	-	(24)
Adjusted EBITDA	**$716**	**$128**	**$1**	**$2**	**($24)**	**$823**

(1) Amounts may not foot due to rounding.
(2) 2019 Outlook is based on the mid-point of 2019 Outlook range provided in the Company's Earnings Release dated March 20, 2019. Our 2019 outlook assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time and in accordance with the Master Lease's general terms. Our outlook also includes the effect of the Bluebird transactions based on its estimated close date, the sale of our Latin American tower portfolio, which closed on April 2, 2019, and the impact of the fourth amendment to our Credit Agreement. Our current outlook excludes any future acquisitions, capital market transactions, and future transaction costs not specifically mentioned herein. Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors. Actual results could differ materially from these forward-looking statements.
(3) Includes estimated taxes on undistributed taxable income and capital gains from the sale of our LATAM tower portfolio.
(4) Includes estimated gain on sale of LATAM tower portfolio.

Uniti
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Non-GAAP Financial Measures We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT. We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP. Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do. 27

Glossary 4G: The fourth generation of cellular wireless standards that is widely deployed by cellular operators today with the ability to transport data at rates up to 100 MBPS Internet access for mobile users. 5G: The fifth generation of cellular wireless standards that is in trial stages today, with expected wide scale deployment over the next couple of years, and has the ability to transport data at rates up to 1 GBPS for initially stationary users and eventually mobile users. Adjusted EBITDA: Adjusted EBITDA is defined as EBITDA less stock-based compensation expense and the impact, which may be recurring in nature, of acquisition and transaction and integration related expenses, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. Backbone: A major fiber optic network that interconnects smaller networks including regional and metropolitan networks. It is the through-portion of a transmission network, as opposed to laterals and spurs which branch off to connect customer locations. Bandwidth Infrastructure: Lit and dark bandwidth provided over fiber networks. These services are commonly used to transport telecom services, such as wireless, data, voice, Internet and video traffic between locations. These locations frequently include cellular towers, network-neutral and network specific data centers, carrier hotels, mobile switching centers, CATV head ends and satellite uplink sites, ILEC central offices, and other key buildings that house telecommunications and computer equipment. Bandwidth Infrastructure services that are lit (i.e., provided by using optronics that “light” the fiber) include Ethernet and Wavelength services. Bandwidth Infrastructure services that are not lit are sold as dark-fiber capacity. Cell Site: A site where antennae and electronic communications equipment are placed on a radio mast or tower generally 200 to 400 feet above the ground to create a cell in a cellular network. A cell site is composed of a tower or other elevated structure for mounting antennae, and one or more sets of transmitter/receiver transceivers, digital signal processors, control electronics, a GPS receiver, regular and backup electrical power sources, and sheltering. Churn: Decline in MRR, such as disconnects, bandwidth downgrades, and price reductions. Includes decline in MRR related to lit backhaul sites converting to dark fiber. Conduit: A pipe, usually made of metal, ceramic or plastic, that protects buried fiber optic cables. Core Revenue: Represents revenue principally generated from leasing and lit services of the fiber network, as well as revenues that are ancillary to the fiber network, including managed services and equipment sales. 28

Glossary Dark Fiber: Fiber that has not yet been connected to telecommunications transmission equipment or optronics and, therefore, has not yet been activated or “lit”. Enterprise Value: Net Debt plus fair value of preferred equity plus market value of outstanding common stock and OP units. Ethernet: Ethernet is the standard local area network (LAN) protocol. Ethernet was originally specified to connect devices on a company or home network as well as to a cable modem or DSL modem for Internet access. Due to its ubiquity in the LAN, Ethernet has become a popular transmission protocol in metropolitan, regional and long haul networks as well. Fiber Optics: Fiber, or fiber optic cables, are thin filaments of glass through which light beams are transmitted over long distances. Fiber Strand Miles: Fiber strand miles are the number of route miles in a network multiplied by the number of fiber strands within each cable on the network. For example, if a ten mile network segment has a 24 count fiber installed, it would represent 10 x 24 or 240 fiber miles. FTT (Fiber-to-the-Tower): FTT are laterals or spurs that connect cell sites to the wider terrestrial network via fiber optic connections. Gross Installs: MRR related to services that have been installed and are billable in a given period. Includes MRR related to new services installed and bandwidth upgrades. Integration Capex: Capital expenditures made specifically with respect to recent acquisitions that are essential to integrating acquired companies in our business. Lateral/Spur: An extension from the main or core portion of a network to a customer’s premises or other connection point. LTE Network: Long-term evolution network can be used to provide 4G cellular networks that are capable of providing high speed (up to 100 Mbps) cellular data services. Maintenance Capex: Capital expenditures related to maintaining and preserving the existing network and related equipment. Mbps: A measure of telecommunications transmission speed. One megabit equals one million bits of information. 29

Glossary Mobile Switching Centers: Buildings where wireless service providers house their Internet routers and voice switching equipment. Monthly Churn Rate: Monthly churn rate is calculated as monthly Churn divided by MRR on the last day of the preceding period. MRR (Monthly recurring revenue): Monthly recurring revenue recognized based on the price that the customer is expected to pay, including monthly revenue recognized related to the amortization of upfront payments by customers. Our presentation of MRR is not a guarantee of future revenues and should not be viewed as a predictor of future annual revenues. Net Debt: Principal amount of debt outstanding, less unrestricted cash and cash equivalents. Net Secured Debt: Principal amount of secured debt outstanding, less unrestricted cash and cash equivalents. Net Success-Based Capex: Success-Based Capex less associated upfront customer payments. Does not include net capital expenditures related to integration, maintenance, and other, such as IT-related capex. NOC: Network operations center is a location that is used to monitor networks, troubleshoot network degradations and outages, and ensure customer network outages and other network degradations are restored. Nodes: Points on a network that can receive, create, or transmit communication services. Optronics: Various types of equipment that are commonly used to light fiber. Optronics include systems that are capable of providing Ethernet, Wavelengths, and other service over fiber optic cable. Revenues Under Contract: Total revenue contract value entitled to be received pursuant to existing contracts, some of which may be past their expiration date and currently on a month to month basis. A portion of these contracts are subject to renewal each year, and there can be no assurances that the contracts will be renewed at all or, if they are renewed, that the renewal will not provide for lower rates. Route miles: Route miles are the length, measured in non-overlapping miles, of a fiber network. Route miles are distinct from fiber strand miles, which is the number of route miles in a network multiplied by the number of fiber strands within each conduit on the network. 30

Glossary Sales Bookings: MRR in a given period relating to orders that have been signed by the customer and accepted by order management. Small Cells: A site where antennae, electronic communications equipment and power are placed on a utility pole, street light pole or other structure that are generally 25 feet from the ground to create a cell with a smaller radius than that of a Cell Site. By reducing the distance between the antennae, electronic communication equipment and mobile user equipment, small cells can transport data at faster speeds than from connected the cellular network by fiber to a close Cell Site. a Cell Site. Small cells are 31